Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 29, 2014

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, IL 60015

RE:	Registration Statement on Form S-4 (No. 333-198768)

Ladies and Gentlemen:

We have acted as special counsel to Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of common stock, par value $0.01 per share of the Company (the “Shares”) to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of October 17, 2014, by and among the Company, Walgreen Co. (“Walgreens”), and Ontario Merger Sub, Inc. (the “Reorganization Merger Agreement”).

For the purposes of giving this opinion, we have examined the Registration Statement, the Reorganization Merger Agreement, the Purchase and Option Agreement, dated as of June 18, 2012, as amended on August 5, 2014 (as amended, the “Purchase and Option Agreement”), by and among Walgreens, AB Acquisitions Holdings Limited, and Alliance Boots GmbH, and the certificate of incorporation and bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and Walgreens and certificates or comparable documents of public officials and of officers and representatives of the Company and Walgreens.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares are or will be, upon issuance, legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission (“SEC”) and the Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Reorganization Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion herein as to, any law other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz